Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1100
john.mills@icrinc.com

Cutera Reports First Quarter 2011 Results

BRISBANE, Calif., May 2, 2011 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the first quarter ended March 31, 2011.

First quarter 2011 revenue was $11.6 million, compared to $13.7 million in the same period last year.  Net loss for the first quarter of 2011 was $3.9 million, or $0.28 per diluted share.

Kevin Connors, President and CEO of Cutera, stated, “In our first quarter we launched our Excel V vascular laser system at the American Academy of Dermatology meeting.  Beginning in April 2011, we initiated commercial shipments of this product and we look forward to a continued ramp up of sales and marketing activities.  The unfortunate disaster in Japan resulted in a delay in product deliveries to certain customers, as well as our ability to solicit new orders in the latter part of March.  We will continue to monitor the business conditions in Japan closely.”

“We believe that the following initiatives will put us on a stronger performance trajectory beginning in the second quarter of 2011:

•	The commencement of commercial shipments of our Excel V laser system;
•
The recent FDA clearance of our GenesisPlus product for onychomycosis (toenail fungus).  We had been unable to initiate sales and marketing activities in our domestic market for this indication prior to receiving this clearance in April;

•
Our confidence in the leadership of our recently hired North American sales management team and the new growth strategies we put in place. We believe both will result in stronger performance for the balance of the year; and

•	Strengthening our research and development leadership with the addition of Len DeBenedictis as our Chief Technology Officer, who was hired in the first quarter of 2011.”

Mr. Connors concluded, “We remain focused on key initiatives to increase future revenue levels and leverage our business model, which we expect will result in improved performance and cash flows in 2011, compared to 2010.  We believe that our worldwide distribution network, strong balance sheet with approximately $96 million in cash and investments – with no debt – a broad portfolio of products, and various research and development projects underway, offer continuing, long-term opportunities for our company.”

Conference Call:
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on May 2, 2011. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on May 16, 2011. In addition, you may call (877) 407-0789 to listen to the live broadcast.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to leverage its business model, increase revenue, generate additional cash, increase profitability, realize benefits from changes in management, develop and commercialize existing and new products and applications, and statements regarding long-term prospects and opportunities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein.  Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the current uncertainty related to the Japanese economy and infrastructure, which may reduce demand for the company’s products and cause potential customers to delay their purchase decisions; the Company may not be successful in its efforts to improve sales productivity and revenue performance; its ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to its operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on May 2, 2011. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's first quarter ended March 31, 2011 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
Assets
Current assets:
Cash and cash equivalents	$13,164	$12,519	$22,519
Marketable investments	75,934	77,484	73,733
Accounts receivable, net	3,334	4,208	3,488
Inventories, net	7,268	6,448	6,953
Deferred tax asset	14	63	178
Other current assets and prepaid expenses	1,665	2,740	3,190
Total current assets	101,379	103,462	110,061

Property and equipment, net	668	597	796
Long-term investments	6,492	6,784	7,153
Intangibles, net	589	637	781
Deferred tax asset, net of current portion	321	325	97
Total assets	$109,449	$111,805	$118,888

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,545	$1,296	$1,898
Accrued liabilities	5,861	6,194	7,328
Deferred revenue	5,671	5,633	6,270
Total current liabilities	13,077	13,123	15,496

Deferred rent	1,478	1,501	1,398
Deferred revenue, net of current portion	1,045	1,287	1,594
Income tax liability	479	477	729
Total liabilities	16,079	16,388	19,217

Stockholders’ equity:
Common stock	14	14	13
Additional paid-in capital	92,051	90,423	86,150
Retained earnings	2,881	6,736	15,236
Accumulated other comprehensive loss	(1,576)	(1,756)	(1,728)
Total stockholders' equity	93,370	95,417	99,671
Total liabilities and stockholders' equity	$109,449	$111,805	$118,888

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Net revenue	$11,621	$15,216	$13,749
Cost of revenue	5,224	6,233	5,829
Gross profit	6,397	8,983	7,920

Operating expenses:
Sales and marketing	5,946	6,123	6,361
Research and development	2,130	2,173	1,454
General and administrative	2,328	2,238	2,242
Total operating expenses	10,404	10,534	10,057
Loss from operations	(4,007)	(1,551)	(2,137)
Interest and other income, net	184	144	166
Loss before income taxes	(3,823)	(1,407)	(1,971)
Provision (benefit) for income taxes	32	(127)	47
Net loss	$(3,855)	$(1,280)	$(2,018)

Net loss per share:
Basic and Diluted	$(0.28)	$(0.09)	$(0.15)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	13,667	13,622	13,438

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Cash flows from operating activities:
Net loss	$(3,855)	$(1,280)	$(2,018)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	886	980	828
Tax benefit from stock-based compensation	-	8	-
Excess tax deficit related to stock-based compensation	-	(8)	-
Depreciation and amortization	157	157	194
Provision for excess and obsolete inventories	(45)	18	(23)
Provision for doubtful accounts receivable	(9)	(31)	(82)
Gain on sale of marketable investments, net	-	-	(43)
Change in deferred tax asset	53	(87)	(3)
Changes in assets and liabilities:
Accounts receivable	883	(1,153)	(79)
Inventories	(775)	678	(522)
Other current assets and prepaid expenses	1,509	553	338
Accounts payable	249	(405)	817
Accrued liabilities	(353)	412	(1,760)
Deferred rent	(3)	(42)	(55)
Deferred revenue	(204)	(139)	(264)
Income tax liability	2	(89)	(20)
Net cash used in operating activities	(1,505)	(428)	(2,692)

Cash flows from investing activities:
Acquisition of property and equipment	(180)	(82)	(95)
Proceeds from sales of marketable and long-term investments	4,241	4,030	14,990
Proceeds from maturities of marketable investments	12,125	8,370	14,125
Purchase of marketable investments	(14,778)	(21,220)	(26,712)
Net cash provided by (used in) investing activities	1,408	(8,902)	2,308

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	742	138	74
Excess tax benefit related to stock-based compensation	-	8	-
Net cash provided by financing activities	742	146	74

Net increase/(decrease) in cash and cash equivalents	645	(9,184)	(310)
Cash and cash equivalents at beginning of period	12,519	21,703	22,829
Cash and cash equivalents at end of period	$13,164	$12,519	$22,519

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	March 31,	% of	December 31,	% of	March 31,	% of
	2011	Revenue	2010	Revenue	2010	Revenue
Revenue By Geography:
United States	$4,207	36%	$5,793	38%	$4,547	33%
International	7,414	64%	9,423	62%	9,202	67%
	$11,621		$15,216		$13,749

Revenue By Product Category:
Products	$5,345	46%	$8,920	58%	$7,445	54%
Upgrades	821	7%	869	6%	1,203	9%
Service	3,328	29%	3,314	22%	3,314	24%
Titan hand piece refills	1,057	9%	934	6%	1,322	10%
Dermal fillers and cosmeceuticals	1,070	9%	1,179	8%	465	3%
	$11,621		$15,216		$13,749

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$143	$158	$147
Sales and marketing	238	286	231
Research and development	143	152	96
General and administrative	362	384	354
	$886	$980	$828